                                                                     Exhibit 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                          NAVIOS MARITIME HOLDINGS INC.

            UNDER SECTIONS 90 AND 93 OF THE BUSINESS CORPORATIONS ACT

     I, Robert G. Shaw, President of Navios Maritime Holdings Inc., a
corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending and restating the Articles of Incorporation of said
Corporation hereby certify:

     1.   The name of the Corporation is: Navios Maritime Holdings Inc.

     2.   The Articles of Incorporation were originally filed with the Registrar of Corporations under the laws of the Republic of The Marshall Islands on November 19, 2002, as amended and restated on December 5, 2002, and as amended on each of April 23, 2003, and February 16, 2005.

     3.   The Articles of Incorporation, as amended heretofore, are hereby amended and restated in their entirety as follows:

               FIRST: The name of the corporation (hereinafter called the
          "Corporation") is Navios Maritime Holdings Inc.

               SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the Republic of The
          Marshall Islands is Trust Company Complex, Ajeltake Island, P.O. Box
          1405, Majuro, Marshall Islands, MH96960; and the name of the registered agent of the Corporation in the Republic of The Marshall
          Islands is Trust Company of the Marshall Islands, Inc.

               THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Business Corporations Act of the Republic of The Marshall Islands or any successor statute (the "BCA").

               FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is
          121,000,000 of which 120,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred
          Stock of the par value of $.0001 per share.

               A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, (full or limited, and such designations, preferences and relative, participating, optional or other special rights and such
               qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a
               "Preferred Stock Designation") and

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               as may be permitted by the BCA. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the
               Corporation entitled to vote generally in the election of
               directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series
               thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

               B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

               FIFTH: The Corporation is to have perpetual existence.

               SIXTH: The Board of Directors of the Corporation shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be nearly equal as possible, and the directors in each Class shall be specified by the Board of Directors.
          The directors in Class A shall serve for a term expiring at the first
          Annual Meeting of Shareholders immediately following the effective date of these Articles, the directors in Class B shall serve for a term expiring at the second Annual Meeting of Shareholders immediately following the effective date of these Articles and the directors in
          Class C shall serve for a term expiring at the third Annual Meeting of
          Shareholders immediately following the effective date of these
          Articles. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Except as the BCA may otherwise require, in the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

               SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as

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          the case may be, conferred by the Republic of The Marshall Islands, it is further provided that:

               A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of
               Directors shall be fixed by, or in the manner provided in, the
               By-Laws of the Corporation. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors that the
               Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               B. After the original or other ByLaws of the Corporation have been adopted, amended or repealed, as the case may be, in
               accordance with the provisions of the Business Corporations Act of the Republic of The Marshall Islands, and, after the
               Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors and shareholders of the Corporation.

               C. The books of the Corporation may be kept at such place within or without the Republic of The Marshall Islands as the ByLaws of
               the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

               D. The holders of no fewer than one-third (1/3) of the issued and outstanding capital stock of the Corporation and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

               EIGHTH: The Corporation shall, to the fullest extent permitted by the Business Corporations Act of the Republic of The Marshall Islands,
          as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and
          (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the
          ByLaws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by
          action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed

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          exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               NINTH: No director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the
          Business Corporations Act of the Republic of The Marshall Islands as
          in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the BCA is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCA, as so amended.

               TENTH: At all times, any amendment to the provisions of Article
          Sixth hereof shall require the approval of the holders of two-thirds
          (2/3) of the issued and outstanding capital stock of the Corporation entitled to vote at the election of directors of the Corporation.

     4.   This Amended and Restated of the Articles of Incorporation was
          authorized by action of the sole shareholder and the Board of
          Directors of the Corporation.

     IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of
Incorporation this 25th day of August, 2005.

                                                       /s/ Robert G. Shaw
                                                       -------------------------
                                                       Authorized Person
                                                       Robert G. Shaw, President